UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM 8-K
___________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) November 14, 2024

Alpine 4 Holdings, Inc.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	001-40913	46-5482689
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYER IDENTIFICATION NO.)
4201 N 24th St. Suite 150
Phoenix, AZ 85016
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

480-702-2431
(ISSUER TELEPHONE NUMBER)

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)
2375 E. Camelback Rd, Suite 600
Phoenix, AZ 85016
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	ALPP	Over the Counter Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).                                Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On November 15, 2024, the Board of Directors (the “Board”) of Alpine 4 Holdings, Inc., a Delaware corporation (the “Company”), in conjunction with the Audit Committee of the Board and Management, determined that (1) a lease commencement date, as defined in ASC 842 Accounting for Leases, for an operating lease entered into in 2022 had not been met, and (2) the incremental borrowing rates used in accounting for certain operating leases entered into in 2022 were incorrect. As a result, right-of-use assets and lease liabilities as of June 30, 2022, September 30, 2022, December 31, 2022, March 31, 2023, June 30, 2023, and September 30, 2023, were overstated by material amounts. The Company is evaluating the impact of these items on the Company’s operating expenses, loss from operations and adjusted EBITDA for FY 2022 and 2023. As such the Company determined that the consolidated financial statements in the Company’s previously filed Quarterly Reports on Form 10-Q for the periods ended June 30 and September 30, 2022, the Annual Report on Form 10-K for the year ended December 31, 2022, as well as the Quarterly Reports on Form 10-Q for the periods ended March 31, June 30, and September 30, 2023, should no longer be relied upon.

The Company intends to amend its Quarterly Reports for the quarters ended June 30 and September 30, 2022, the Annual Report on Form 10-K for the year ended December 31, 2022, as well as the Quarterly Reports for the quarters ended March 31, June 30, and September 30, 2023, to reflect restatements of these consolidated financial statements.

The Chief Executive Officer and President, the Interim Chief Financial Officer, and the Audit Committee of the Board have discussed the matters disclosed in this Item 4.02 with the Company’s auditors.

As part of the audit of the Company’s financial statements for the year ended December 31, 2023, the Company engaged Rivers & Moorehead LLP (“Rivers”) to provide an independent assessment of the IBR used on three operating leases that commenced in 2022. Their analysis involved determining a synthetic credit rating based on various financial metrics, such as Return on Capital, Net Debt/EBITDA, Current Ratio, and other financial ratios and indicators. Rivers determined a synthetic credit rating of CCC+ for unsecured debt, which, when adjusted for secured instruments, translated into a final rating of B. This rating formed the basis for a term structure of borrowing rates. During this analysis, management and the Company’s prior auditors, RSM US LLP, identified an error related to one of Quality Circuit Assembly’s leases, which had been recorded in our 2022 financial statements, but which had not commenced as of December 31, 2022, based on guidance from ASC 842 Accounting for Leases. This error led to an overstatement of both assets and liabilities by approximately $5 million. Although the impact is an equal decrease to the assets and liabilities, the amount is material, warranting a restatement to accurately reflect the Company’s financial position.

In our prior 8-K filed on October 22, 2024, the Company stated, "The auditing process has been further complicated by differences in opinion between our previous and current auditors over several key accounting and financial reporting items." To clarify, there is no dispute between our previous and current auditors.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 14, 2024, Andrew Call submitted his resignation as a member of the Board of Directors (the “Board”), as well as from his position as Chair of the Audit Committee of the Board, effective immediately.

Mr. Call’s resignation from the Board was a result of a new job and its time commitment and was not the result of any disagreement with the Company, the Board, or management on any matter relating to the Company’s operations, policies, or practices, or as a result of this restatement.

Kent Wilson, the Company’s Chief Executive Officer and President, thanked Mr. Call for his years of dedicated service to the Company.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Alpine 4 Holdings, Inc.

By: /s/ Kent B. Wilson
Kent B. Wilson
Chief Executive Officer, President
(Principal Executive Officer)

Date: November 19, 2024